INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-2342, 333-55913, 333-95583, and 333-87354 of Teche Holding Company on Form
S-8 of our report dated November 15, 2002, incorporated by reference in the Annual Report on Form 10-K of Teche Holding Company for the year ended September 30, 2002.



/s/Deloitte & Touche LLP

Deloitte & Touche LLP
New Orleans, Louisiana
December 24, 2002